MANAGEMENT SERVICES AGREEMENT


This Agreement is made by and between ReliaStar Life Insurance Company of New York ("RLNY"), an insurance company organized and existing under the laws of the State of New York, and Security-Connecticut Life Insurance Company ("SCL"), an insurance company organized and existing under the laws of the State of Connecticut.

WHEREAS, RLNY and SCL are affiliates under the common control of ReliaStar Financial Corp. pursuant to the insurance laws of the State of New York;

WHEREAS, SCL possesses distinct expertise in certain administrative, management, professional, advisory and consulting services and other aspects of the business of insurance ("Services").;

WHEREAS, RLNY desires to obtain certain Services from SCL, and SCL desires to perform certain Services on behalf of RLNY;

WHEREAS, RLNY and SCL contemplate that such an arrangement will achieve operating economies, synergies and expense savings, and improve services to the benefit of RLNY's insureds; and

WHEREAS, RLNY and SCL wish to identify the Services to be provided to RLNY by SCL and to provide a method for identifying the charges to be assessed and the compensation to be paid for such Services so provided (as described with particularity in Attachments A and B hereto), and to assure that all charges for the Services are reasonable and in accordance with the applicable laws and regulations of the State of New York.

THEREFORE, it is agreed as follows:

1. PERFORMANCE OF SERVICES. All Services described in Attachment A shall be provided as requested from time to time. After receiving a request by RLNY, SCL shall undertake and provide the Services requested.

2. CONTROL TO REMAIN WITH RLNY. All Services to be performed hereunder shall ultimately be the responsibility of RLNY. In no event shall such Services involve control of the management of the business and affairs of RLNY. In the event any Services provided hereunder require the exercise of judgment by SCL, it will perform such Services in accordance with written standards and guidelines developed by RLNY. RLNY will maintain at its Home Office in the State of New York qualified personnel, including an officer knowledgeable of and responsible for the functions which will be performed by SCL. RLNY's officers and directors shall, in accordance with New York Insurance Law Section 1507, retain all obligations and liabilities to which they are otherwise subject by law and shall ensure that RLNY maintains a separate operating identity consistent with Chapter 28 of the New York Insurance Law.

3. COSTS. Services performed hereunder shall be performed in accordance with the methodology for determining costs set forth in Attachment B.



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4.   BILLING.  SCL  shall  present  a bill  to RLNY  detailing  the  costs  with supporting documentation of the amount owed for Services performed during the preceding calendar month on or before the 15`" day following the end of the month and payment will be due ten (10) days thereafter. SCL shall be responsible for maintaining full and accurate accounting records of all Services rendered and facilities used pursuant to this Agreement and such additional information as RLNY may reasonably request for purposes of its internal bookkeeping and accounting operations. SLC shall keep such accounting records, insofar as they pertain to the computation of charges hereunder, available for audit, inspection and copying by RLNY or any governmental agency having jurisdiction over RLNY during all reasonable business hours.

5. RIGHT TO AUDIT. RLNY shall have the right at any reasonable time to make an audit of the Services rendered and the amounts charged by SCL performing Services hereunder.

6. EFFECTIVE DATE OF AGREEMENT. This Agreement shall be effective as of June 1, 1999, and it shall replace, as of that date, any and all administrative or management services agreements then in effect between the parties for the Services covered by this Agreement.

7. TERM OF AGREEMENT. The term of this Agreement shall be one year from the effective date hereof and shall automatically be renewed for one year periods thereafter.

8. TERMINATION OF AGREEMENT. Either party may terminate this Agreement by providing written notice to that effect addressed to the other party. Any Services provided following the date of written notice of termination, which by their nature continue after such termination, shall be provided under the same terms and conditions which prevailed at the time of such notice.

9. BOOKS AND RECORDS. All books, records, and files established and maintained by SCL by reason of its performance under this Agreement which, absent this Agreement, would have been held by RLNY, shall be deemed the property of RLNY, and shall be subject to examination by RLNY and persons authorized by it at all times. All such books, records and files shall be promptly transferred to RLNY upon termination of this Agreement at the expense of SCL. All books, records and files shall be maintained in compliance with New York Regulation 152.

10. LICENSING AND AUTHORITY. The parties represent that they will obtain and maintain all such licenses, permits, authorizations or approvals as are necessary for each party to perform its obligations under this Agreement.

11. COMPLIANCE WITH LAWS. SCL represents that it will observe all laws and regulations applicable to RLNY in connection with the rendering of Services.


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12.      ASSIGNMENT.  This Agreement and any rights pursuant hereto shall not be assignable by either party hereto without the other party's prior written consent. Except as, and to the extent, specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, and each of their successors and assigns respectively.

13. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the rights of the parties determined in accordance with, the laws of the State of New York.

14. DISPUTE RESOLUTION. Any unresolved difference of opinion between the parties arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof. The arbitration shall take place in the State of New York and the arbitrator(s) shall be unaffiliated with the parties hereto. The costs of any such arbitration shall be split equally between the parties.

15. INDEMNIFICATION. RLNY and SCL each agree to indemnify and hold each other harmless against all civil liability or regulatory penalties, including attorneys' fees and costs of investigation and defense incident thereto, arising as a result of its respective errors, omissions, negligence, misrepresentation, fault or wrongful action, or that of its respective affiliates, agents, officers, directors or employees, including but not limited to, failure to comply with any applicable federal or state law or regulation, in the performance of any obligations hereunder.

16. ENTIRE AGREEMENT. This Agreement and the Attachments hereto, together with such amendments as may from time to time be expected in writing by the parties, constitute the entire agreement between the parties in respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings related to the subject matter hereof.

17. CONFLICT. In the event of a conflict between provisions of this Agreement and any Attachments hereto, the terms of the Agreement shall govern.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 19th day of April, 2000.

ReliaStar Life Insurance Company     Security-Connecticut Life Insurance Company

By: Richard R. Crowl                 By: James R. Gelder
Its: Senior Vice President           Its:  President and
and General Counsel                  Chief Executive Officer


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ATTACHMENT A

Services to be Performed by Security-Connecticut Life Insurance Company

For purposes of this Attachment A, the following predecessor corporations to ReliaStar Life Insurance Company of New York ("RLNY") shall be referred to collectively as the "Predecessor Company":

               Bankers Security Life Insurance Company

               Lincoln Security Life Insurance Company

               North Atlantic Life Insurance Company

               ReliaStar Bankers Security Life Insurance Company

Security-Connecticut Life Insurance Company ("SCL") will perform the services described in this Attachment A and Exhibits A-1 through A-11, attached hereto and made a part hereof, for RLNY for the following products marketed on an individual basis (hereinafter collectively referred to as the "Products"):



          General account individual life insurance products issued by RLNY or any Predecessor Company.


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                                    EXHIBITS



A-1. UNDERWRITING SERVICES

A-2. MEDICAL ADVICE AND SERVICES

A-3. LICENSING, CONTRACTING AND COMMISSION SERVICES

A-4. POLICYOWNER SERVICES

A-5. PREMIUM ACCOUNTING

A-6. BILLING AND COLLECTION SERVICES

A-7. REINSURANCE MANAGEMENT AND ADMINISTRATION SERVICES

A-8. ACTUARIAL AND PRODUCT DEVELOPMENT SERVICES

A-9. INFORMATION SERVICES

A-10. RECORD AND FILE SERVICES

A-11. SALES PROMOTION AND MARKETING SERVICES



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A-1. UNDERWRITING SERVICES

SCL will provide Underwriting Services to RLNY with regard to the Products, including:

         1.       Underwriting and risk consulting services.

         2.       Analysis of underwriting standards.

         3.       Assistance  and  advice  in  the  development  of  appropriate
                  underwriting   standards  in  accordance  with  all  laws  and
                  regulations of each state.

         4.       Perform   underwriting   and  risk   consulting   services  if
                  requested.

         5.       Make   underwriting   judgments   as   necessary   for  rating
                  classification purposes.



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A-2. MEDICAL ADVICE AND SERVICES


SCL will provide Medical Advice and Services to RLNY with regard to the Products, including:

     1. Provide medical and/or technical support and advice related to underwriting and claims.

     2. Review and interpret electrocardiograms and other medical aspects of cases.

     3.   Provide medical and EKG training on occasion for RLNY's underwriters.






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A-3. LICENSING, CONTRACTING AND COMMISSION SERVICES

SCL will provide Licensing, Contracting and Commissions Services to RLNY with regard to the Products, including:

     1. Enter data into secondary system with regard to licensing and contracting information.

     2. Provide administrative and technical support for the printing and mailing of commission statements and checks.

     3.   Assist with agent commission inquiries.

     4.   Provide  commission  accounting  services,   such  as  balancing  bank
          reconciliation reports to general ledger.

     5. Make underwriting judgments as necessary for rating classification purposes.








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A-4. POLICYOWNER SERVICES

SCL will provide Policyowner Services to RLNY for the Products, including:

     1. Administer policy changes, with the exception of cash surrenders, partial surrenders and loans.

     2.   Provide  inforce   calculations,   such  as   calculations   for  fund
          adjustments, nonforfeiture options and maturity values.

     3.   Provide   support   for   conservation   efforts,   such  as   inforce
          illustrations and various policy information to support New York Regulation 60.








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A-5. PREMIUM ACCOUNTING SERVICES

SCL shall provide Accounting Services to RLNY, including:

     1. Apply premium payments to policies or return premiums with regard to payments that cannot be handled through the automated process.

     2. Perform correspondence function in connection with such premium payments.









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A-6. BILLING AND COLLECTION SERVICES

SCL will provide Billing and Collection Services to RLNY~ including:

     1.   Produce, review and mail bills.

     2. Provide general agents with copies of bills in connection with reminders and grace period expirations.

     3.   Distribute annual statements.

A-7. REINSURANCE MANAGEMENT AND ADMINISTRATION SERVICES

SCL will provide Reinsurance Management and Administration Services to RLNY, including:

     1.   Provide administrative services.

     2.   Provide billing services.

     3.   Provide claims processing services.

     4.   Provide new business audits and support.

     5.   Provide accounting and valuation services.

     6. Provide advice and support with regard to treaty creation and negotiation.

     7.   Provide actuarial consulting.






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A-8. ACTUARIAL AND PRODUCT DEVELOPMENT SERVICES

SCL will provide Actuarial and Product Development Services to RLNY, including:

     1.   Provide fixed account pricing and product development services.

     2.   Conduct actuarial experience studies.

     3.   Assist, as needed, in the preparation of state filing packages.

     4. Provide programming and technical support on sales, issue and inforce systems.

     5. Supply technical support for nonforfeiture value calculations on certain older blocks of business.









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A-9. INFORMATION SERVICES

SCL will provide Information Services to RLNY, including:

     1. Administer and maintain systems with respect to new products and ongoing modifications.

     2.   Provide technical assistance and troubleshooting.

     3. Provide systems support with regard to telecommunications, billing, commissions, reinsurance and other services provided to RLNY.

UPON TERMINATION OF THIS AGREEMENT, AND SUBJECT TO THE TERMS (INCLUDING ANY LIMITATIONS AND RESTRICTIONS) OF ANY APPLICABLE SOFTWARE OR HARDWARE LICENSING AGREEMENT THEN IN EFFECT BETWEEN SCL AND ANY LICENSOR, SCL SHALL GRANT TO RLNY A LICENSE FOR ANY SOFTWARE DEVELOPED OR USED BY SCL IN CONNECTION WITH THE SERVICES PROVIDED TO RLNY HEREUNDER; PROVIDED, HOWEVER, THAT SUCH SOFTWARE IS NOT COMMERCIALLY AVAILABLE, AND IS NECESSARY, IN RLNY'S REASONABLE JUDGEMENT, FOR RLNY'S PERFORMANCE OF THE FUNCTIONS WHICH HAVE BEEN PROVIDED BY SCL HEREUNDER.






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A-10. RECORD AND FILE SERVICES

SCL will provide Record and File Services to RLNY, including:

         1. Maintain duplicate microfiche files.

         2. Microfilm document updates to existing files.

         3. Provide RLNY with revised duplicate files as updated.












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A-11. SALES PROMOTION AND MARKETING SERVICES

SCL will provide Sales Promotion and Marketing Services to RLNY with regard to the Products, including:

          1.   Provide product management services.

          2.   Provide product development services.

          3.   Provide marketplace research and support services.

          4. Develop product information and sales materials for general agents.

          5.   Provide trade show support.








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                                  ATTACHMENT B

                                 COST ALLOCATION

Services performed under this Management Services Agreement shall be performed for the costs set forth as follows:

          A. Direct costs incurred by SCL in providing the Services' and the cost of materials purchased for the benefit of RLNY shall be reimbursed by RLNY at such cost.

          B. Costs incurred by the SCL service areas, which allocate cost among the various users of such services in proportion to the services actually rendered to each user, shall be determined monthly by the appropriate SCL servicing unit based on the assessment of a mutually agreed upon operational or maintenance servicing unit cost multiplied by the number of hours billed to, or the volume of activity incurred by, SCL service areas. Such costs shall be reimbursed by RLNY during the month for Services rendered.

The determination of charges hereunder by SCL shall be presented to RLNY, and, if RLNY objects to any such determination, it shall so advise SCL within thirty
(30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to RLNY and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to SCL and RLNY, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified accountants shall be borne equally by SCL and RLNY

SCL shall from time to time perform cost analysis to determine, as closely as possible, the actual cost of services rendered and facilities made available pursuant to this Management Services Agreement. SCL shall forward to RLNY information developed by these analyses, and such information shall be used to develop bases for the distribution of expenses which more currently reflect actual costs incurred.








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